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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration
Statements:

  . Form S-8 No. 33-51991 pertaining to the 1994 and 1995 Stock Grants to Union
    Employees,

  . Form S-8 No. 33-51081 pertaining to the 1993 National Steel Corporation Long
    Term Incentive Plan,

  . Form S-8 No. 33-51083 pertaining to the 1993 National Steel Corporation Non-
    Employee Director's Stock Option Plan, and

  . Form S-8 No. 33-51087 pertaining to the National Steel Retirement Savings
    Plan and National Steel Represented Employee Retirement Savings Plan;

of our report dated January 25, 1995, except for the fifth paragraph of Note B, as to which the date is February 1, 1995, with respect to the consolidated financial statements and schedule of National Steel Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                            Ernst & Young LLP



Fort Wayne, Indiana
March 7, 1995